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               JOINT AND SEVERAL UNCONDITIONAL CONTINUING GUARANTY

                  THIS JOINT AND SEVERAL UNCONDITIONAL CONTINUING GUARANTY ("Guaranty") is executed as of May 7, 1997 by AMERICAN CONSOLIDATED LABORATORIES, INC. ("ACL"), a Florida corporation; NOVAVISION, INC. ("NovaVision"), a North Carolina corporation; BIOPOLYMER CORPORATION ("Biopolymer"), a Delaware corporation; SALVATORI OPHTHALMIC MANUFACTURING CORPORATION ("SOMC"), a Florida corporation; S-O NEBRASKA, INC. ("S-O"), a Florida corporation; WOLCON LABS, INC. ("Wolcon"), a Michigan corporation and CAROLINA CONTACT LENS, INC. ("CCL"), a North Carolina corporation (collectively "Guarantors") in favor of SIRROM INVESTMENTS, INC. ("Sirrom"), a Tennessee corporation and TULLIS- DICKERSON CAPITAL FOCUS, L.P. ("TDCF"), a Delaware limited partnership.

                                    RECITALS:

                  WHEREAS, as set forth in that Intercreditor Agreement of this date (as hereafter amended, modified or restated, the "Intercreditor Agreement") among the parties hereto, Sirrom (as a Lender and as Agent) and TDCF (Sirrom as a Lender (and, where relevant, as Agent) and TDCF are referred to herein collectively as the "Lender Parties"), the Lender Parties have extended or agreed to extend credit to ACL, and Sirrom has previously extended credit to NovaVision, on certain terms and conditions (such credit is referred to herein as the "Loans," which term shall have the same definition as it is assigned in the Intercreditor Agreement); and

                  WHEREAS, the Guarantors are affiliated with one another and are operationally and financially dependent upon one another such that the extension of credit to any of them is a direct benefit to the others and constitutes sufficient consideration and value to support the complete and unconditional liability of each Guarantor for the entire indebtedness of ACL and NovaVision to the Lender Parties (ACL and NovaVision are sometimes referred to collectively as "Borrowers," and any reference herein to "Borrower" shall be deemed a reference to ACL and NovaVision or either of them);

                  NOW, THEREFORE, as an inducement to cause the Lender Parties to extend credit to Borrowers, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

                  1. Definition of Obligations. As used herein, the "Obligations" shall mean (i) the Loans, (ii) all obligations under present and future documents evidencing or further securing the Loans, (iii) all further extensions of credit by the Lender Parties to Borrower made in compliance with the requirements of the Intercreditor Agreement as to become subject thereto, and (iv) all modifications, amendments, extensions, renewals and restatements of the foregoing.

                  2. Guaranty of Payment. Except to the extent that ACL and NovaVision are also Borrowers, in which cases their liability will be in their capacity as Borrowers and not as




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Guarantors hereunder, the Guarantors hereby jointly and severally guarantee to the Lender Parties the timely payment and performance of the Obligations.

                  3. Guaranty Unconditional. Guarantors' guarantee of the Obligations is absolute and unconditional. The validity of this Guaranty and each Guarantor's absolute obligation to pay hereunder shall not be impaired by any event whatsoever, including, but not limited to, the merger, consolidation, dissolution, cessation of business or liquidation of Borrower; the financial decline or bankruptcy of Borrower; the failure of any other party to guarantee the Obligations or to provide collateral therefor; the Lender Parties' compromise or settlement, with or without release, of any other party liable for the Obligations; the Lender Parties' failure to perfect their security interest in any collateral for the Obligations; the Lender Parties' release of any collateral for the Obligations; the Lender Parties' failure to file suit against Borrower (regardless of whether Borrower is becoming insolvent, is believed to be about to leave the state or any other circumstance); the Lender Parties' failure to give any Guarantor notice of default by Borrower; the unenforceability of the Obligations against Borrower, due to bankruptcy discharge, counterclaim or otherwise; the acceleration of the Obligations at any time; the extension, increase, modification or renewal of the Obligations; the Lender Parties' failure to exercise diligence in collection; the termination of any relationship of any Guarantor with Borrower, including, but not limited to, any relationship of ownership or commerce; Borrower's change of name or use of any name other than the name used to identify Borrower in this Guaranty; Borrower's use of the credit extended by the Lender Parties for any purpose whatsoever; or any other event which might otherwise constitute a legal or equitable discharge of, or defense available to, a guarantor or surety. Each advance of credit by the Lender Parties to Borrower following the execution hereof shall be deemed made in reliance upon the continued operation of this Guaranty and shall constitute additional consideration for each Guarantor's execution of this Guaranty. Each Guarantor agrees that this Guaranty shall be valid and binding upon such Guarantor upon the delivery of this executed Guaranty to Agent by any party whomsoever.

                  4. Guaranty Irrevocable. Each Guarantor's guarantee of the Obligations is irrevocable, except that each Guarantor may at any time by written notice to the Lender Parties prospectively terminate such Guarantor's liability for any advances made by the Lender Parties subsequent to Lender's receipt of the termination notice, except for any advance that the Lender Parties had previously committed to make. After the delivery of such notice to the Lender Parties, such Guarantor shall remain fully liable for: all principal, interest and expenses outstanding as of the time of the Lender Parties' receipt of the cancellation hereof; for all interest subsequently accruing thereon and for all expenses subsequently incurred by the Lender Parties with respect thereto; and for all subsequent principal advances that the Lender Parties may have previously committed to make (regardless of whether the Lender Parties waived any default or condition precedent in actually making any such advance), together with all interest thereon and expenses related thereto.

                  5. Primary Liability of Guarantors. This Guaranty constitutes a guarantee of payment and performance and not of collection. Accordingly, the Lender Parties may enforce this Guaranty against Guarantors (or any of them) without first making demand upon or



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instituting collection proceedings against Borrower. Each Guarantor's liability for the Obligations is hereby declared to be primary, and not secondary, and any Guarantor may be called upon hereunder to make any payment when due under the Obligations irrespective of the acceleration of the Obligations.

                  6. Bankruptcy of Borrower. If proceedings are instituted by Borrower under any state insolvency law or under any federal bankruptcy law, or if such proceedings are instituted against Borrower, the Lender Parties may, at their option, without notice, notwithstanding any limitation on the Lender Parties' ability to use such proceedings as the basis of a default against Borrower, declare all the Obligations presently due and payable by Guarantors.

                  7. No Marshaling of Assets. The Lender Parties may proceed against any collateral securing the Obligations and against parties liable therefor in such order as they may elect, and Guarantors shall not be entitled to require the Lender Parties to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

                  8. Impairment of Collateral; Release of Liable Parties. The Lender Parties may, in their sole discretion and with or without consideration, release any collateral securing the Obligations or release any party liable therefor. The defenses of impairment of collateral and impairment of recourse and any requirement of diligence on the Lender Parties' part in collecting the Obligations are hereby waived.

                  9. Deferral of Rights Against Borrower and Others. Each Guarantor hereby irrevocably agrees that it shall not exercise (i) any right of subrogation to the rights of the Lender Parties against Borrower, or (ii) any and all other common law, statutory, contractual or other right of indemnity, exoneration, contribution or other right of payment from any party whatsoever in connection with the Obligations, until and unless the Obligations are first paid in full. Guarantors acknowledge that their respective rights of contribution have not otherwise been impaired by this Guaranty and that such rights are properly taken into consideration in determining solvency and value for the purpose of analysis under fraudulent conveyance laws and any other such laws.

                  10. References to Lender Parties. Rights granted to the Lender Parties in this Guaranty are subject to the provisions of the Intercreditor Agreement regarding the rights and duties of Agent to act on behalf of the Lenders and the Required Lenders thereunder, as applicable, with respect to the Obligations.

                  11. Amendment of Obligations. The Lender Parties may, without notice to or the joinder of any Guarantor and without affecting any Guarantor's liability hereunder, modify, extend, accelerate, reinstate, refinance, increase or renew the Obligations (with or without the execution of new promissory notes) and grant any consent or indulgence with respect thereto.





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                  12. Independent Obligations; No Setoff. Each Guarantor's
obligation under this Guaranty is independent of any other obligations among the Lender Parties, Borrower and Guarantors. No setoff, counterclaim, reduction or diminution of any obligation, or defense of any kind or nature that any Guarantor or Borrower has or may have against the Lender Parties shall be effective against the Lender Parties in the enforcement of this Guaranty.

                  13. Waivers of Notice. Guarantors hereby waive any requirement of presentment, protest, notice of dishonor, notice of default, demand, and all other actions or notices that may be required on the Lender Parties' part in connection with the Obligations.


                  14. Guaranty Secured. This Guaranty is secured by all collateral now or hereafter held by Lender Parties to secure obligations of each Guarantor to the Lender Parties.


                  15. Application of Funds. The Lender Parties may apply amounts received from any Guarantor for Borrower's account to the payment of the Obligations is such order as the Agent may elect.

                  16. Subordination. Each Guarantor agrees that any existing or future loan made by such Guarantor to Borrower and any other existing or future obligation of Borrower to such Guarantor shall be subordinate to the Obligations as to both payment and collection except as provided in this paragraph. Accordingly, each Guarantor agrees not to accept any payment whatsoever from Borrower (except for repayment of inter-company obligations, in the absence of a default or an event of default under Borrowers' obligations to Lenders) or to allow any payment by Borrower on such Guarantor's behalf until this Guaranty has been terminated in full. Each Guarantor hereby grants to Agent for the account of the Lender Parties a security interest in all accounts owed such Guarantor by Borrower and in all instruments, chattel paper and other property now or hereafter evidencing obligations of Borrower to such Guarantor, together with all collateral therefor. Agent may file this Guaranty (or a copy hereof) as a financing statement with respect thereto, or Agent may require any Guarantor to execute a separate financing statement with respect thereto, or Agent may require any Guarantor to take any other action necessary to perfect the Lender Parties' security interest therein, at Guarantors' expense. Without limiting the foregoing, all such property owned by any Guarantor in which a security interest may be perfected by possession shall be delivered to the Lender Parties immediately as made available to such Guarantor. Each Guarantor agrees that, in the event of a bankruptcy or other insolvency proceeding involving Borrower, such Guarantor will timely file a claim for the amount of the subordinated debt, in form approved by Agent. Each Guarantor agrees to pursue said claim with diligence and to comply with any instructions from Agent pertaining to the pursuit of the claim. The proceeds of any such claim shall be delivered to Agent for the account of the Lender Parties until the Obligations are paid in full.

                  17. Corporate Capacity. Each Guarantor warrants that it is and shall remain a duly organized corporation in good standing under the laws of its domicile, and that such Guarantor is and shall remain duly qualified to do business in each state other than its domicile in which qualification is necessary. Each Guarantor warrants that its execution and delivery of



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and performance under this Guaranty and all related documents are permitted under and will not violate any provision of such Guarantor's Charter or By-Laws. Each Guarantor further warrants that the execution of all necessary resolutions and other prerequisites of corporate action have been duly performed so that the individual executing this Guaranty and related documents on behalf of such Guarantor is duly authorized to bind such Guarantor by his or her signature.

                  18. Cancellation by Agent. Agent may evidence its cancellation of this Guaranty and the release of any Guarantor from liability hereunder by delivering to such Guarantor an instrument of release, or by delivering this Guaranty to such Guarantor, or both. Unless Agent issues a written statement that this Guaranty has been "Canceled in Full As To All Obligations," however, the purported cancellation hereof and release of such Guarantor shall not impair such Guarantor's continuing liability for (i) surviving liability of Borrower to reimburse the Lender Parties for expenses or to indemnify the Lender Parties provided for in any document executed prior to the purported cancellation hereof evidencing or securing the Obligations; and (ii) liability for avoided payments and expenses related thereto (as provided in detail below).

                  19. Recovery of Avoided Payments. If any amount applied by the Lender Parties to the Obligations is subsequently challenged by a bankruptcy trustee, debtor-in-possession or other person or entity as an avoidable transfer on the grounds that the payment constituted a preferential payment or a fraudulent conveyance under state law or the Bankruptcy Code or any successor statute thereto or on any other grounds, the Lender Parties may, at their option and in their sole discretion, elect whether to contest such challenge. If the Lender Parties contest the avoidance action, all costs of the proceeding, including the fees and expenses of the Lender Parties' attorneys, will become part of the Obligations. If the contested amount is nevertheless successfully avoided, the avoided amount will also become part of the Obligations hereunder. If the Lender Parties elect not to contest the avoidance action, the Lender Parties may tender the amount subject to the avoidance action to the bankruptcy court, trustee or debtor-in-possession and the amount so advanced shall become part of the Obligations hereunder. Each Guarantor's obligation to reimburse the Lender Parties for amounts due under this paragraph shall survive the purported cancellation hereof except as otherwise provided above.

                  20. Assistance in Litigation. Each Guarantor covenants to, upon request, cooperatively participate in any proceeding in which such Guarantor is not an adverse party to the Lender Parties and which concerns the Lender Parties' rights regarding the Obligations or any collateral now or hereafter securing its payment.

                  21. Savings Provision. Should the liability of any Guarantor hereunder for the entire amount of the Obligations be subject to avoidance or limitation, notwithstanding the contrary agreement and intention of the parties hereto, under any state or federal fraudulent conveyance law or other similar law that may be determined to be applicable, then the liability of such Guarantor shall be limited to the maximum amount for which such Guarantor may be liable without legal impairment.





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                  22. Standard of Care; Limitation of Damages. The Lender
Parties shall be liable to Guarantors only for matters arising from this Guaranty or otherwise related to the Obligations resulting from the Lender Parties' gross negligence or willful misconduct, and liability for all other matters is hereby waived. The Lender Parties shall not in any event be liable to any Guarantor for special or consequential damages arising from this Guaranty or otherwise related to the Obligations.

                  23. No Reliance on the Lender Parties' Analysis or Information. Each Guarantor acknowledges and represents that, in connection with such Guarantor's decision to enter into this Guaranty, such Guarantor has not relied upon any financial projection, budget, assessment or other analysis by the Lender Parties or upon any representation by the Lender Parties as to the risks, benefits or prospects of Borrower's business activities or present or future capital needs incidental thereto or the present or future provisions of documents with Borrower that evidence the Obligations, all such considerations having been examined fully and independently by each Guarantor. Each Guarantor represents that it has made arrangements for the obtaining of information regarding Borrower, and agrees that the Lender Parties are not obligated to provide such Guarantor with any present or ongoing information about the financial condition, operations or prospects of Borrower.

                  24. Recitals. Each Guarantor warrants and agrees that the recitals set forth at the beginning of this Guaranty are true.

                  25. Consent to Jurisdiction and Venue. Each Guarantor hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which the Lender Parties may be a party and which concerns this Guaranty or the Obligations.

                  26. Not Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render any of the Lender Parties a partner of Borrower or any Guarantor for any purpose. This Guaranty and any documents securing the Obligations has been executed for the sole benefit of the Lender Parties as an inducement to cause them to extend credit to Borrower, and neither any Guarantor nor any other third party is authorized to rely upon the Lender Parties' rights hereunder or to rely upon an assumption that the Lender Parties has or will exercise their rights under any document.

                  27. Costs of Collection Against Guarantors. Guarantors jointly and severally agree to pay all costs of collection, including, without limitation, court costs and reasonable attorney's fees that the Lender Parties may incur in enforcing the terms of this Guaranty against any Guarantor.

                  28. Notices. Any communications concerning this Guaranty or the credit described herein shall be given as provided in the Intercreditor Agreement.

                  29. Indulgence Not Waiver. The Lender Parties' indulgence in the existence



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of a default under the Obligations or any departure from the terms of this
Guaranty or any other document shall not prejudice the Lender Parties' rights to make demand and recover from Guarantors in accordance with this Guaranty.

                  30. Cumulative Remedies. The remedies provided the Lender Parties in this Guaranty are not exclusive of any other remedies that may be available to the Lender Parties under any other document or at law or equity.

                  31. Amendment and Waiver in Writing. No provision of this Guaranty can be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought. The parties anticipate that additional subsidiaries of Borrower shall from time to time become parties hereto by amendment, and no Guarantor shall be required to consent to or join in any amendment adding an additional Guarantor hereunder.

                  32. Assignment. This guaranty shall be binding upon the heirs, successors and assigns of Guarantors and Lender Parties, except that Guarantors shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of the Lender Parties. Any attempted assignment or delegation by any Guarantor without the required prior consent shall be void.

                  33. Severability. Should any provision of this Guaranty be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

                  34. Applicable Law. The validity, construction and enforcement of this Guaranty and all other documents executed with respect to the Obligations shall be determined according to the laws of Tennessee, in which state this Guaranty has been executed and delivered.

                  35. Gender and Number. Words used herein indicating gender or number shall be read as the context may require.

                  36. Captions Not Controlling. Captions and headings have been included in this Guaranty for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.

                  37. Entire Agreement; No Oral Representations Limiting Enforcement. This Guaranty represents the entire agreement between the parties concerning the liability of Guarantors for the Obligations, and any oral statements regarding Guarantor's liability for the Obligations are merged herein. Without limiting the foregoing, Guarantors acknowledge the Lender Parties' intention to enforce this Guaranty to the fullest extent possible and Guarantors acknowledge that the Lender Parties have made no oral statements to Guarantors that could be construed as a waiver of the Lender Parties' right to enforce this Guaranty by all available legal means.




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                  38. Waiver of Jury Trial. EACH GUARANTOR HEREBY KNOWINGLY AND
VOLUNTARILY, WITH BENEFIT OF COUNSEL, WAIVES THE RIGHT TO HAVE ANY DISPUTE ARISING FROM OR RELATED TO THIS GUARANTY OR THE OBLIGATIONS TRIED BY A JURY, WITH THE RESULT THAT ANY SUCH DISPUTE WOULD BE TRIED BY A JUDGE RATHER THAN A JURY. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO AGENT AND LENDERS IN ENTERING INTO THE TRANSACTIONS DESCRIBED IN THE INTERCREDITOR AGREEMENT AND CONFIRMS THAT NO REPRESENTATIVE OF AGENT OR LENDERS HAS MADE ANY STATEMENT OR SUGGESTION THAT THIS PROVISION WILL NOT BE ENFORCED IN ACCORDANCE WITH ITS TERMS.


                  39. Statute of Limitations. Each Guarantor hereby waives the benefit of any statute of limitation applicable to such Guarantor's obligations under this Guaranty, to the fullest extent permitted by law. Should a statute of limitation nevertheless apply, then each Guarantor acknowledges and agrees that the statute of limitation applicable to this Guaranty shall begin to run only upon the Lender Parties' accrual of a cause of action against Guarantor hereunder caused by such Guarantor's refusal to honor a demand for performance hereunder made by the Lender Parties in writing; provided, however, if, subsequent to the demand upon such Guarantor, the Lender Parties reache an agreement with Borrower on any terms causing the Lender Parties to forbear in the enforcement of its demand upon such Guarantor, the statute of limitation shall be reinstated for its full duration until the Lender Parties subsequently again make written demand upon such Guarantor.

                  40. No Burdensome Agreements. Each Guarantor warrants that it is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair such Guarantor's ability to perform under the terms of this Guaranty. Each Guarantor further warrants that the execution and performance of this Guaranty will not cause a default, acceleration or other event under any other contract or agreement to which such Guarantor or any property of such Guarantor is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of such Guarantor's property, except in favor of the Lender Parties.

                  41. Legal and Binding Agreement. Each Guarantor warrants that the execution, delivery and performance of this Guaranty will not violate any judicial or administrative order or governmental law or regulation, and that this Guaranty is valid, binding and enforceable in every respect according to its terms.

                  42. No Consent Required. Each Guarantor warrants that such Guarantor's execution, delivery and performance of this Guaranty do not require the consent of or the giving of notice to any third party including, but not limited to, any other lender, governmental body or regulatory authority.





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                  43. Notice to Lender Upon Perceived Breach. Each Guarantor
agrees to give the Lender Parties prompt written notice of any action or inaction by the Lender Parties in connection with the obligations that such Guarantor believes may be actionable against the Lender Parties or a defense to payment for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law.

                  Executed as of the date first written above.

                                        THE UNDERSIGNED ACKNOWLEDGE A
                                        THOROUGH UNDERSTANDING OF THE TERMS
                                        OF THIS GUARANTY AND AGREE TO BE
                                        BOUND THEREBY:

                                        AMERICAN CONSOLIDATED LABORATORIES, INC.


                                        By: /s/ Joseph A. Arena

                                        Title: CEO


                                        NOVAVISION, INC.


                                        By: /s/ Bart C. Gutekunst

                                        Title: President


                                        BIOPOLYMER CORPORATION


                                        By: /s/ Bart C. Gutekunst

                                        Title: President


                                        SALVATORI OPHTHALMIC MANUFACTURING
                                        CORPORATION


                                        By: /s/ Joseph A. Arena

                                        Title: Vice President




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                                        CAROLINA CONTACT LENS, INC.

                                        By: /s/ Joseph A. Arena

                                        Title: Vice President


                                        S-O NEBRASKA, INC.

                                        By: /s/ Joseph A. Arena

                                        Title: Vice President


                                        WOLCON LABS, INC.

                                        By: /s/ Joseph A. Arena

                                        Title: Vice President









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